Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Carey Watermark Investors 2 Incorporated of our report dated March 15, 2019 relating to the financial statements and financial statement schedules of Carey Watermark Investors 2 Incorporated, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
January 10, 2020